Exhibit 99

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS $1.71 EARNINGS PER SHARE,
UP 10 PERCENT

•	Normalized for Tax, Earnings Per Share of $1.66, Up 11 Percent Excluding Divestitures, Exceeds High End of Guidance Range

•	Reported Sales ~Flat, Organic Up Over 2 Percent

•	Operating Income Margin Expansion of 100 bps, Segment Margin Expansion of 70 bps

•	Free Cash Flow 6X Greater Than First-Quarter 2016

•	Raising Low-End of 2017 EPS Guidance Range by 5 Cents to $6.90 - $7.10

MORRIS PLAINS, N.J., April 21, 2017 -- Honeywell (NYSE: HON) today announced financial results for the first quarter of 2017 and updated its full-year 2017 earnings guidance.

“Honeywell reported a strong start to 2017, with over 2 percent organic sales growth, 70 basis points of segment margin expansion, and free cash flow of nearly $800 million that was more than six times greater than 2016. Our strong operational performance resulted in reported earnings per share of $1.71. Normalizing for tax, earnings per share was $1.66, or 2 cents above the high-end of our first-quarter guidance and up 11 percent versus last year, excluding divestitures,” said Darius Adamczyk, President and Chief Executive Officer of Honeywell.

“Each of our businesses contributed,” Adamczyk said. “The commercial aftermarket within Aerospace and the global distribution business within Home and Building Technologies remained strong. In Performance Materials and Technologies, robust demand for Solstice® low-global-warming products drove double-digit organic growth in Advanced Materials, and improving conditions in the oil and gas industry bolstered ongoing strength in UOP. In Safety and Productivity Solutions, demand for warehouse solutions and industrial safety products enabled growth in the quarter.”

Adamczyk concluded, “Our diversified portfolio, coupled with the investments we’ve made over the past several years, drove our excellent performance in the first quarter. As a result of our performance, we are raising the low end of our full-year guidance by 5 cents. We now anticipate that 2017 earnings per share will be $6.90 to $7.10, up 7 percent to 10 percent, excluding divestitures, any pension mark-to-market adjustments, and 2016 debt refinancing charges. We look forward to continuing our track record of performance and we remain focused on accelerating our organic growth, continuing to expand margins by maintaining our productivity rigor, delivering best-in-class returns as the leading software-industrial company, and more aggressively deploying capital.”

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Honeywell Q1’17 Results - 2

Honeywell will discuss the results during its investor conference call today starting at 9:30 a.m. Eastern Daylight Time.

First Quarter Performance

Honeywell sales for the first quarter were flat on a reported basis and up over 2 percent on an organic basis. The difference between reported and organic sales is due to the impact of foreign currency translation, the 2016 spin-off of the former Resins and Chemicals business in Performance Materials and Technologies, and the 2016 divestiture of the Aerospace government services business, partially offset by acquisitions, primarily Intelligrated in Safety and Productivity Solutions. The first-quarter financial results can be found in Tables 1 and 2 below.

Aerospace sales for the first quarter were flat on an organic basis driven by growth in the Air Transport aftermarket and gas turbo penetration in Europe and China, offset by lower OE volumes in Business and General Aviation. Overall, Defense and Space sales were flat on an organic basis in the quarter. Segment margin expanded 90 bps to 22.4 percent, driven by restructuring benefits, productivity net of inflation, and commercial excellence, partially offset by lower Business and General Aviation volumes.

Home and Building Technologies sales for the first quarter were up 3 percent on an organic basis driven by strong performance in Distribution, air and water products growth in China, and the impact of new product introductions. Segment margin expanded 70 bps to 15.2 percent, driven by restructuring benefits and productivity net of inflation, partially offset by growth investments.

Performance Materials and Technologies sales for the first quarter were up 5 percent on an organic basis driven by a continued increase in Solstice® sales in Advanced Materials and strong modular gas processing growth in UOP. Segment margin expanded 260 bps to 22.8 percent, driven by productivity net of inflation, commercial excellence, and higher sales volume.

Safety and Productivity Solutions sales for the first quarter were up 3 percent on an organic basis as a result of higher volumes in safety products and workflow solutions. Segment margin improved 50 bps to 14.7 percent, primarily driven by restructuring benefits and productivity, net of inflation, partially offset by acquisition amortization and integration costs. Excluding the impact of acquisitions, segment margin expanded by more than 300 bps.

To participate in today’s conference call, please dial (888) 349-9618 (domestic) or (719) 325-2385 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2017 earnings call or provide the conference code HON1Q17. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 1:30 p.m. EDT, April 21, until 1:30 p.m. EDT, April 28, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7717044.

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Honeywell Q1’17 Results - 3

TABLE 1: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	1Q 2016	1Q 2017	Change
Sales	9,522	9,492	~Flat
Organic			2%
Segment Margin	18.1%	18.8%	70 bps
Operating Income Margin	17.8%	18.8%	100 bps
Earnings Per Share
Reported	$1.56	$1.71	10%
Ex-Divestitures, Normalized for Expected Full-Year Tax Rate of 25%	$1.50	$1.66	11%
Cash Flow From Operations	319	940	195%
Free Cash Flow[1]	125	772	518%

TABLE 2: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	1Q 2016	1Q 2017	Change
Sales	3,705	3,546	(4%)
Segment Profit	798	796	~Flat
Segment Margin	21.5%	22.4%	90 bps

HOME AND BUILDING TECHNOLOGIES
Sales	2,477	2,553	3%
Segment Profit	360	389	8%
Segment Margin	14.5%	15.2%	70 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,281	2,069	(9%)
Segment Profit	461	471	2%
Segment Margin	20.2%	22.8%	260 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,059	1,324	25%
Segment Profit	150	194	29%
Segment Margin	14.2%	14.7%	50 bps
Ex-M&A			330 bps

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

1 Cash Flow From Operations Less Capital Expenditures

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Honeywell Q1’17 Results - 4

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Honeywell Q1’17 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Product sales	$7,540	$7,619
Service sales	1,952	1,903
Net sales	9,492	9,522

Costs, expenses and other
Cost of products sold (A)	5,237	5,349
Cost of services sold (A)	1,119	1,198
	6,356	6,547
Selling, general and administrative expenses (A)	1,349	1,280
Other (income) expense	(12)	(18)
Interest and other financial charges	75	85
	7,768	7,894

Income before taxes	1,724	1,628
Tax expense	392	402

Net income	1,332	1,226

Less: Net income attributable to the noncontrolling interest	6	10

Net income attributable to Honeywell	$1,326	$1,216

Earnings per share of common stock - basic	$1.74	$1.58

Earnings per share of common stock - assuming dilution	$1.71	$1.56

Weighted average number of shares outstanding - basic	763.1	767.9

Weighted average number of shares outstanding - assuming dilution	773.9	779.6

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q1’17 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
Net Sales	2017	2016

Aerospace	$3,546	$3,705

Home and Building Technologies	2,553	2,477

Performance Materials and Technologies	2,069	2,281

Safety and Productivity Solutions	1,324	1,059

Total	$9,492	$9,522

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended
	March 31,
Segment Profit	2017	2016

Aerospace	$796	$798

Home and Building Technologies	389	360

Performance Materials and Technologies	471	461

Safety and Productivity Solutions	194	150

Corporate	(61)	(49)

Total segment profit	1,789	1,720

Other income (expense) (A)	6	12
Interest and other financial charges	(75)	(85)
Stock compensation expense (B)	(50)	(53)
Pension ongoing income (B)	179	150
Other postretirement income (B)	4	9
Repositioning and other charges (B)	(129)	(125)

Income before taxes	$1,724	$1,628

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Honeywell Q1’17 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$7,710	$7,843
Short-term investments	1,885	1,520
Accounts receivable - net	8,155	8,177
Inventories	4,652	4,366
Other current assets	1,178	1,152
Total current assets	23,580	23,058

Investments and long-term receivables	533	587
Property, plant and equipment - net	5,816	5,793
Goodwill	17,827	17,707
Other intangible assets - net	4,592	4,634
Insurance recoveries for asbestos related liabilities	407	417
Deferred income taxes	337	347
Other assets	1,687	1,603

Total assets	$54,779	$54,146

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,805	$5,690
Commercial paper and other short-term borrowings	3,415	3,366
Current maturities of long-term debt	1,271	227
Accrued liabilities	6,790	7,048
Total current liabilities	17,281	16,331

Long-term debt	11,181	12,182
Deferred income taxes	414	486
Postretirement benefit obligations other than pensions	546	473
Asbestos related liabilities	1,002	1,014
Other liabilities	3,877	4,110
Redeemable noncontrolling interest	3	3
Shareowners’ equity	20,475	19,547

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$54,779	$54,146

Honeywell Q1’17 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,332	$1,226
Less: Net income attributable to the noncontrolling interest	6	10
Net income attributable to Honeywell	1,326	1,216
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	170	179
Amortization	101	74
Repositioning and other charges	129	125
Net payments for repositioning and other charges	(137)	(134)
Pension and other postretirement income	(183)	(159)
Pension and other postretirement benefit payments	(24)	(38)
Stock compensation expense	50	53
Deferred income taxes	(42)	48
Other	14	88
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	23	(208)
Inventories	(286)	(241)
Other current assets	(25)	(54)
Accounts payable	115	(113)
Accrued liabilities	(291)	(517)
Net cash provided by operating activities	940	319

Cash flows from investing activities:
Expenditures for property, plant and equipment	(168)	(194)
Proceeds from disposals of property, plant and equipment	24	1
Increase in investments	(1,256)	(836)
Decrease in investments	825	880
Cash paid for acquisitions, net of cash acquired	-	(1,056)
Other	(29)	9
Net cash used for investing activities	(604)	(1,196)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	2,468	6,300
Payments of commercial paper and other short-term borrowings	(2,467)	(8,750)
Proceeds from issuance of common stock	221	105
Proceeds from issuance of long-term debt	11	4,448
Payments of long-term debt	(5)	(419)
Repurchases of common stock	(310)	(1,156)
Cash dividends paid	(503)	(499)
Payments to purchase the noncontrolling interest	-	(238)
Other	(33)	(14)
Net cash used for financing activities	(618)	(223)

Effect of foreign exchange rate changes on cash and cash equivalents	149	118
Net decrease in cash and cash equivalents	(133)	(982)
Cash and cash equivalents at beginning of period	7,843	5,455
Cash and cash equivalents at end of period	$7,710	$4,473

Honeywell Q1’17 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016

Cash provided by operating activities	$940	$319
Expenditures for property, plant and equipment	(168)	(194)
Free cash flow	$772	$125

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q1’17 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016

Segment Profit	$1,789	$1,720

Stock compensation expense (A)	(50)	(53)
Repositioning and other (A, B)	(135)	(131)
Pension ongoing income (A)	179	150
Other postretirement income (A)	4	9
Operating Income	$1,787	$1,695

Segment Profit	$1,789	$1,720
÷ Sales	9,492	9,522
Segment Profit Margin %	18.8%	18.1%

Operating Income	$1,787	$1,695
÷ Sales	9,492	9,522
Operating Income Margin %	18.8%	17.8%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’17 Results - 11

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$190	$149
÷ Sales excluding mergers and acquisitions	$1,080	$1,041
Segment Profit Margin excluding mergers and acquisitions %	17.6%	14.3%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’17 Results - 12

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended
March 31,
2017
Honeywell
Reported sales % change	-
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(1)%
Organic sales % change	2%

Aerospace
Reported sales % change	(4)%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(3)%
Organic sales % change	-

Home and Building Technologies
Reported sales % change	3%
Less: Foreign currency translation	(2)%
Less: Acquisitions and divestitures, net	2%
Organic sales % change	3%

Performance Materials and Technologies
Reported sales % change	(9)%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(13)%
Organic sales % change	5%

Safety and Productivity Solutions
Reported sales % change	25%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	23%
Organic sales % change	3%

We believe organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’17 Results - 13

Honeywell International Inc.

Calculation of Earnings Per Share at 25% Tax Rate Excluding 2016 Divestitures (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Income before taxes	$1,724	$1,628

Taxes at 25%	431	407

Net income at 25% tax rate	$1,293	$1,221

Less: Net income attributable to the noncontrolling interest	6	10

Net income attributable to Honeywell at 25% tax rate	$1,287	$1,211

Weighted average number of shares outstanding - assuming dilution	773.9	779.6

Earnings per share at 25% tax rate	$1.66	$1.55
Earnings per share impact attributable to 2016 divestitures (1)	-	0.05
Earnings per share of common stock - assuming dilution, at 25% tax rate, excluding 2016 divestitures	$1.66	$1.50

Earnings per share of common stock - assuming dilution	$1.71	$1.56
Earnings per share impact of normalizing to 25% tax rate	0.05	0.01
Earnings per share impact attributable to 2016 divestitures (1)	-	0.05
Earnings per share of common stock - assuming dilution, at 25% tax rate, excluding 2016 divestitures	$1.66	$1.50

(1) Earnings per share attributable to 2016 divestitures uses weighted average shares of 779.6 million and a blended tax rate of 36.0% for three months ended March 31, 2016.

We believe earnings per share adjusted to expected 2017 full-year tax rate of approximately 25% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’17 Results - 14

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Debt Refinancing Expense and Earnings Attributable to 2016 Divestitures (Unaudited)

	Twelve Months Ended
	December 31,
	2017E (1)	2016 (2)

Earnings per share of common stock - assuming dilution (EPS)	TBD	$6.20

Pension mark-to-market expense	TBD	0.28
Debt refinancing expense	-	0.12

EPS, excluding pension mark-to-market expense and debt refinancing expense	$6.90 - $7.10	6.60

Earnings attributable to 2016 divestitures	-	(0.14)

EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures	$6.90 - $7.10	$6.46

(1)	Utilizes weighted average shares of approximately 774 million and an expected effective tax rate of approximately 25%
(2)	Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%. Debt refinancing expense uses a tax rate of 26.5%. Earnings attributable to 2016 divestitures use a blended tax rate of 33.9%.

We believe EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense in this reconciliation. Management is not currently forecasting an impact to earnings per share arising from a debt refinancing or divestiture transaction. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.